Exhibit 10.11

Ebuzzing Terms

Commencing on the first date that a publisher (the “Publisher”) provides space on its website (the “Advertising Space”) for Ebuzzing to market certain goods and services offered by customers/advertisers (“Advertisers”) and advertise such Advertiser goods and services through information and videos posted on, and retrievable by Publishers from, this Website (the “Effective Date”), and continuing for successive twelve (12)-month periods or until this relationship is terminated for any reason or no reason upon thirty (30) days’ prior written notice by either party hereto to the other party hereto) (the “Term”), Ebuzzing shall, as consideration for the use of the Advertising Space, pay Publisher a commission (the “Commission”) as preliminarily set forth by Ebuzzing and communicated to Publisher upon Publisher’s registration on this Website, as such amount may change from time to time in Ebuzzing’s sole discretion upon notice to Publisher. Without limitation, and in addition, to the foregoing, in the event that a dispute arises between Publisher and one or more third parties relating to a claim for payment of the Commission, Ebuzzing may, in its sole discretion, determine which party is entitled to said Commission, and Publisher agrees not to dispute such determination. Ebuzzing monitors and records all business transactions made on this Website (the “Tracking”), and at the end of each calendar month, Ebuzzing will send a pro-forma credit note to Publisher setting forth all the advertising campaigns (including videos) previously distributed, settled, and paid by Advertisers during the previous calendar month, (ii) the price per broadcasted video, and (iii) the total 3 amount of the Commission; provided, however, that only the amount defined by Ebuzzing on such pro-forma credit notes (through the use of the Tracking) and actually paid by the Advertisers shall be utilized as a base for calculating the Commission. The Commission shall not include applicable local, state, and Federal taxes, which will be calculated as separate items and collected as required. Ebuzzing shall use commercially reasonable efforts to pay any Commission within thirty (30) days after the end of each applicable calendar month. Notwithstanding anything to the contrary set forth herein, in the event that Publisher does not claim payment of any or all Commissions for a period of twelve (12) months from the date that Ebuzzing first sends a pro-forma credit note to Publisher, Publisher shall be deemed to have abandoned any and all debts and obligations from Ebuzzing relating hereto or thereto. No request to invoice will be sent for a total amount inferior to 75 Dollars, exclusive of any tax.